Exhibit (22)


Subsidiaries of Registrant
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   The information below is provided, as of March 14, 1994, with respect to the subsidiaries of Registrant. The names of certain inactive subsidiaries and other consolidated subsidiaries of Registrant have been omitted because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                           Percentage of Voting
                         Organized Under                   Securities Owned by
Name                       the Laws of                     Immediate Parent
- -----------------------  --------------                    --------------------
Curtiss-Wright Flight       Delaware                               100
 Systems, Inc.

Curtiss-Wright Flight         Ohio                                 100
 Systems/Shelby, Inc.

Metal Improvement           Delaware                               100
 Company, Inc.

Target Rock                 New York                               100
 Corporation


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